News
For Immediate Release

El Paso Corporation Provides Back-to-Basics Plan for Its Production Business

HOUSTON, TEXAS, June 29, 2004—El Paso Corporation (NYSE: EP) is holding a webcast today to provide an update of its plans for the company’s production business. El Paso expects the steps it is taking will result in the following:

•	The company projects annual average volumes for 2004 and 2005 in the range of 825 to 875 million cubic feet equivalent per day.

•	The capital program is designed to balance exposure to the full-risk spectrum and generate more predictable returns.

•	The inventory of projects identified for 2004 and 2005 will generate solid risk-adjusted returns at the commodity price assumptions for its long-range plan.

•	Excluding the impact of its existing hedge position, the production business would be expected to generate more cash than it uses in 2004 and 2005 under the long-range plan price assumptions.

•	The business will generate greater returns and cash if current natural gas and oil prices continue to exceed plan assumptions.

•	The current drilling program is expected to result in reserve growth, net of asset sales, over the next two years.

“The plan we’re presenting today represents a back-to-basics approach for El Paso’s production business,” said Lisa Stewart, president of El Paso’s Production and Non-regulated Operations. “By following strict capital and risk discipline and focusing on our base operations, this business will turn the corner in 2004. I am confident that our employees will deliver on this plan and restore this business to sustainable and consistent growth.”

Business Plan

The plan being announced today is based on the following key elements:

•	Strict capital discipline — El Paso will apply consistent risk and economic methodologies to its investment options and actively optimize its capital program accordingly. A stringent evaluation of past investments is an important part of that process.

•	Continual monitoring of the base business — The company will maintain a process that seeks to maximize production and efficiencies from its operations while disposing of assets that no longer generate adequate returns.

•	Heightened focus on cost control — The company has completed a 17-percent reduction in its workforce and is taking additional steps to regain its position as one of the industry’s most efficient producers.

•	A rigorous process for booking proved oil and natural gas reserves — El Paso has formed a central reserves and evaluation group to estimate and report proved reserves. In addition, a corporate reserves committee will monitor the work of the central reserves and evaluation group and interface with El Paso’s board of directors. The audit committee of the board of directors will engage an outside reservoir engineering firm to complete a year-end audit.

•	Autonomy for its operating regions — Each region will perform as a stand-alone business and will be accountable for its results.

•	A pay-for-performance compensation program — El Paso expects to hire and retain talented employees by offering a compensation package that rewards employees who deliver excellent results.

The company will focus on its base business in the key geographic areas of the Gulf of Mexico and south Louisiana; the Texas Gulf Coast; onshore in the Rockies, Arklatex, and coalbed methane fields in the Raton, Arkoma, and Black Warrior basins; and offshore Brazil.

El Paso is completing the restatement process necessary to file its prior period financial statements and cannot accurately predict the unit depreciation, depletion, and amortization rate for its production business at this time.

Conference Call Reminder; Slides to be Available on Web Site

El Paso Corporation has scheduled a live webcast to discuss further the matters addressed in this release today at 8:30 a.m. Eastern Daylight Time, 7:30 a.m. Central Daylight Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 935-8506 ten minutes prior to the start of the webcast. Because the review is expected to last three to four hours, the company suggests that listeners use the webcast option.

During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section.

The webcast replay will be available online through the Web site in the Investors section. A telephone audio replay will also be available through July 9, 2004 by dialing (973) 341-3080 (access code 4889816). If you have any questions regarding this procedure, please contact Toni Mendoza at (713) 420-4613.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; any developments arising from additional reviews of the reserve revisions performed internally or by independent counsel to the Audit Committee; the extent and time periods involved in the restatement of our prior years’ financial results whether or not related to reserve revisions; the ongoing discussions with the SEC regarding the company’s plan for restatement of prior years’ financial results; the potential impact of the restatement of financial results on our access to capital (including borrowings under credit arrangements); further changes in reserve estimates based upon internal and third party reserve analyses; uncertainties and potential consequences associated with the outcome of governmental investigations; outcome of litigation including shareholder derivative and class actions related to reserve revisions and restatements; consequences arising from the delay in filing of our periodic reports including the exercise of remedies by the company’s lenders under certain financing arrangements and if such remedies were to be exercised, the company’s potential inability to identify and obtain alternate sources of financing and the existence of cross-acceleration provisions in various financing agreements; uncertainties associated with exploration and production activities; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Kim Wallace, Manager
Office: (713) 420-6330
Fax: (713) 420-6341

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